Exhibit 11
                 Statement Re: Computation of Per Share Earnings
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                                                                  Six Months Ended            Three Months Ended
                                                                   June 30, 1996                June 30, 1996
                                                              -----------------------     ---------------------------
                                                                              Fully                           Fully
                                                               Primary       Diluted        Primary          Diluted

Weighted Average Shares Outstanding .....................     10,154,773    10,154,773    10,239,957       10,239,957

Common Stock Equivalents:
             Options ....................................        633,005       763,767       736,024          752,690
             Warrants ...................................         67,239        75,415        87,896           87,896

Other Dilutive Securities:
7.25% notes .............................................                        7,255                          7,255
9% Senior convertible notes .............................                anti-dilutive                    2,875,000
                                                              -----------   -----------   -----------   --------------

                                                               10,855,017    11,001,210    11,063,877       13,962,798
                                                              ===========   ===========   ===========   ==============


Net Income Applicable to Common Stock ...................     $ 3,550,014   $ 3,550,014   $ 3,274,910   $   3,274,910

Interest expense addback 7.25% notes ....................                         1,844                           922
Interest expense addback 9% senior convertible notes ....                 anti-dilutive                       645,103
                                                              -----------   -----------   -----------   --------------

                                                              $ 3,550,014   $ 3,551,858   $ 3,274,910   $    3,920,935
                                                              ===========   ===========   ===========   ==============

Per Share Earnings ......................................   $       0.33    $      0.32   $     0.30    $        0.28
                                                              ===========   ===========   ===========   ==============

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